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Exhibit 10.34

                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         This Amendment, dated as of September 30, 2003, is made by and between Jens' Oil Field Service, Inc., a Texas corporation (the "Borrower"), and Wells Fargo Credit, Inc., a Minnesota corporation (the "Lender").

                                    RECITALS
                                    --------

         The Borrower and the Lender are parties to a Credit and Security Agreement dated as of February 1, 2002, as previously amended (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "Additional Mexican Equipment" means any equipment delivered to Mexico other than the Original Mexican Equipment.

                  "Allis-Chalmers Net Income" means the consolidated Net Income of Allis-Chalmers (but excluding the effects of any subsidiaries of Allis-Chalmers other than the Borrower, Strata, and MCA), measured before any paid-in-kind dividends and before the Jens minority interest.

                  "Maturity Date" means February 1, 2005; provided, however, that at the Lender's option, which option may be exercised by written notice to the Borrower at any time prior to February 1, 2005, "Maturity Date" shall mean February 1, 2006.



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                  "Margin" means two percent (2.0%); provided, however, that so long as no Default Period then exists, Margin shall be decreased by one-half of one percent (0.5%) each year that Allis-Chalmers Net Income for any fiscal year (beginning with the fiscal year ending December 31, 2003) exceeds $1,000,000, effective on the first day of the month following the month in which the Borrower delivers to the Lender audited financial statements of Allis-Chalmers evidencing, to the Lender's satisfaction, that such Net Income has been achieved; and provided further that in no case shall Margin be reduced below one percent (1.0%).

                  "Mexican Equipment" means the Original Mexican Equipment and the Additional Mexican Equipment.

                  "Net Income" means fiscal year-to-date net income from continuing operations (after overhead allocations from Allis-Chalmers, if any), calculated after income taxes actually paid but before any non-cash income tax accruals, less any deferred income tax benefit, as determined in accordance with GAAP.

                  "Original Mexican Equipment" means the equipment listed on Exhibit D.

                  "Revolving Floating Rate" means an annual rate equal to the sum of the Base Rate plus the Margin, which annual rate shall change when and as the Base Rate or the Margin changes.

                  "Term Floating Rate" means an annual rate equal to the sum of the Base Rate plus the Margin, which annual rate shall change when and as the Base Rate or the Margin changes.

                  "Term Note" means the Amended and Restated Term Note payable to the order of the Lender in substantially the form of Exhibit A to the Second Amendment to this Agreement.

         2. TERM DEBT RELOADING. Section 2.6(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(a) TERM ADVANCES. The Lender has previously made a single advance to the Borrower in the amount of $4,042,396 (the 'Existing Term Advance'). As of September 30, 2003, the outstanding principal balance of the Existing Term Advance was $2,762,303.87. The Lender agrees, on the terms and subject to the conditions herein set forth, to make an additional single advance to the Borrower in the amount of $2,337,696.13 (together with the Existing Term Advance, the 'Term Advances'), on the date all of the conditions set forth in the Second Amendment to this Agreement are satisfied. The Term Advances shall be evidenced by the Term Note and shall be secured by the Collateral as provided in Article III. Upon fulfillment of the applicable conditions set forth in the Second Amendment to this Agreement, the Lender shall deposit the proceeds of the new Term Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.1(b) unless the Lender and the Borrower shall agree in writing to another manner of disbursement."

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         3. TERM DEBT PAYMENTS. Section 2.7(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(a) TERM NOTE. The outstanding principal balance of the Term Note shall be due and payable as follows:

                           (i) In monthly installments commencing on November 1,
                  2003, and continuing on the first day of each month thereafter, in the amount of $85,000 per month;

                           (ii) In addition to the foregoing, within 30 days of
                  any equity contribution to the Borrower, unless the Lender agrees otherwise in writing, in an amount equal to 100% of such equity contribution, which amount shall be applied by the Lender to the Obligations in such order and in such amounts as the Lender, in its discretion, may from time to time determine;

                           (iii) In addition to the foregoing, within 7 days of
                  the Borrower's receipt of any payment on Accounts of Materiales y Equipos, in an amount equal to 25% of the amount of such payment; and

                           (iv) On the earlier of the Maturity Date or September
                  1, 2008, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable."

         4. AUDIT FEE RATE. Section 2.9(e) of the Credit Agreement is hereby amended by replacing the figure "$750" with the figure "$800".

         5. DEBT SERVICE COVERAGE RATIO. Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 6.12 MINIMUM DEBT SERVICE COVERAGE RATIO.

                                      -3-


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                           (a) Borrower will maintain, for each period described
                  below, its Debt Service Coverage Ratio at not less than the amount set forth opposite such period:

                                                MINIMUM DEBT SERVICE COVERAGE
                  PERIOD                                    RATIO
----------------------------------------------- -------------------------------
  Nine months ending September 30, 2003                   1.10 to 1
  Twelve months ending December 31, 2003                  1.20 to 1
    Three months ending March 31, 2004                    0.90 to 1
     Six months ending June 30, 2004                      1.00 to 1
  Nine months ending September 30, 2004                   1.10 to 1
  Twelve months ending December 31, 2004                  1.20 to 1

                   (b) Allis-Chalmers will maintain, for each period described below, its Debt Service Coverage Ratio at not less than the amount set forth opposite such period:

                                                 MINIMUM DEBT SERVICE COVERAGE
                  PERIOD                                     RATIO
------------------------------------------------ -------------------------------
  Nine months ending September 30, 2003                    1.10 to 1
  Twelve months ending December 31, 2003                   1.20 to 1
    Three months ending March 31, 2004                     0.90 to 1
     Six months ending June 30, 2004                       1.00 to 1
  Nine months ending September 30, 2004                    1.10 to 1
  Twelve months ending December 31, 2004                   1.20 to 1"

         6. NET INCOME. Section 6.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 6.13 MINIMUM YEAR-TO-DATE NET INCOME.
                  Borrower will achieve, as of each period described below, Net Income of not less than the amount set forth opposite such period:

                                                       MINIMUM YEAR-TO-DATE
                 PERIOD                                    NET INCOME
----------------------------------------------- --------------------------------
    Seven months ending July 31, 2003                      $1,750,000
   Eight months ending August 31, 2003                     $1,860,000
  Nine months ending September 30, 2003                    $1,970,000
   Ten months ending October 31, 2003                      $2,080,000
 Eleven months ending November 30, 2003                    $2,190,000
 Twelve months ending December 31, 2003                    $2,300,000
      Month ending January 31, 2004                         $200,000
   Two months ending February 28, 2004                      $400,000
   Three months ending March 31, 2004                       $600,000
    Four months ending April 30, 2004                       $800,000
     Five months ending May 31, 2004                       $1,050,000
     Six months ending June 30, 2004                       $1,300,000
    Seven months ending July 31, 2004                      $1,550,000
   Eight months ending August 31, 2004                     $1,800,000
  Nine months ending September 30, 2004                    $2,100,000
   Ten months ending October 31, 2004                      $2,400,000
 Eleven months ending November 30, 2004                    $2,700,000
 Twelve months ending December 31, 2004                    $3,000,000"

                                      -4-


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         7. CAPITAL EXPENDITURES. Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 7.10 CAPITAL EXPENDITURES. The Borrower will
                  not incur or contract to incur Capital Expenditures in the aggregate in any fiscal year described below of more than the amount set forth opposite such fiscal year:

                YEAR                          MAXIMUM CAPITAL EXPENDITURES
-------------------------------------- -----------------------------------------
     Fiscal year ending
      December 31, 2003                              $3,000,000

     Fiscal year ending                 $500,000 plus an amount equal to the
     December 31, 2004                  lesser of (a) cash equity contributions
                                        received by the Borrower during such
                                        year, net of any distributions and net
                                        of contributions used to prepay the Term
                                        Note, or (b) $2,000,000

    Fiscal year ending
   December 31, 2005 and
each fiscal year thereafter
                                                    $500,000"

         8. LOCATION OF EQUIPMENT. Section 7.19 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 7.19 LOCATION OF EQUIPMENT. Except for the Original Mexican Equipment and certain additional equipment as described below, the Borrower will not move any Collateral outside of, or permit any Collateral to be located outside of, the United States. In addition to the Original Mexican Equipment, during any fiscal year set forth below the Borrower may move to Mexico equipment purchased on or after March 31, 2003 so long as the cost of such equipment does not exceed the amount set forth opposite such fiscal year:

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                FISCAL YEAR                         EQUIPMENT COST LIMIT
                -----------                         --------------------
    Fiscal year ending December 31, 2003                 $2,500,000

    Fiscal year ending December 31, 2004     an amount equal to the lesser of
                                             (a) cash equity contributions
                                             received by the Borrower during
                                             such year, net of any distributions
                                             and net of contributions used to
                                             prepay the Term Note, or (b)
                                             $2,000,000

    Fiscal year ending December 31, 2005                  $250,000

         9. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

         10. WAIVER OF DEFAULTS. The Borrower is in default of the following provisions of the Credit Agreement (collectively, the "Existing Defaults"):
Various subsections of Section 6.1 through July 31, 2003, Section 6.7(b);
Section 6.12 (a) and (b) for June 30, 2002, September 30, 2002; and December 31, 2002; Sections 7.2 and 7.4 as a result of intercompany loans to and from Strata during a Default Period; Section 7.10 for the fiscal year ended December 31, 2002; and Sections 8.1(p) and 8.1(q) as a result of defaults in existence as of the date of this Agreement under the Strata Credit Agreement and the Borrower's agreements with Energy Group and Energy Capital. Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

         11. AMENDMENT FEE. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $23,376.96 in consideration of the Lender's execution and delivery of this Amendment.

         12. CONDITIONS PRECEDENT. This Amendment, including the waiver set forth in paragraph 10 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

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                  (b) A Certificate of the Secretary of the Borrower certifying as to the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment.

                  (c) An amendment to the Option Agreement dated as of February 1, 2002, by and between the Borrower and Jens H. Mortensen, Jr., whereby the purchase price upon exercise of the option granted thereunder is increased by not less than $1,000,000.

                  (d) A consent to this Amendment, duly executed by Energy Capital.

                  (e) Evidence that Energy Group and Energy Capital have waived all existing defaults by Allis-Chalmers and Mountain Compressed Air under all agreements between such parties.

                  (f) Evidence that the Borrower has granted to the Lender a security interest in all of its newly acquired and to-be-acquired equipment located in or to be located in Mexico.

                  (g) An Amended and Restated Term Note in the form of Exhibit A to this Amendment.

                  (h) Payment of the fee described in paragraph 11.

                  (i) Such other matters as the Lender may require.

         13. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

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                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         14. NO OTHER WAIVER. Except as set forth in paragraph 10 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

         15. RELEASE. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         16. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 11 hereof.

         17. MISCELLANEOUS. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO CREDIT, INC.                       JENS' OIL FIELD SERVICE, INC.

By: /s/ Michelle Salisbury                     By: /s/ Munawar Hidayatallah
    ------------------------------------           -----------------------------
    Michelle Salisbury, Vice President             Munawar Hidayatallah
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

                  The undersigned, each a guarantor of the indebtedness of Jens' Oil Field Service, Inc. (the "Borrower") to Wells Fargo Credit, Inc. (the "Lender") pursuant to a separate Guaranty each dated as of February 1, 2002 (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 15 of the Amendment) and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the Borrower's present and future indebtedness to the Lender.

                                           ALLIS-CHALMERS CORPORATION

                                           By /s/ Munawar Hidayatallah
                                              ----------------------------------
                                              Munawar Hidayatallah
                                              Chairman of the Board and
                                              Chief Executive Officer

                                           STRATA DIRECTIONAL TECHNOLOGY, INC.

                                           By /s/ Munawar Hidayatallah
                                              ----------------------------------
                                              Munawar Hidayatallah
                                              Chairman of the Board and
                                              Chief Executive Officer

                                           /s/ Munawar Hidayatallah
                                           -------------------------------------
                                           Munawar Hidayatallah

                                                   Exhibit A to Second Amendment

                         AMENDED AND RESTATED TERM NOTE

$5,100,000                                                Minneapolis, Minnesota
                                                              September 30, 2003

         For value received, the undersigned, JENS' OIL FIELD SERVICE, INC., a Texas corporation (the "Borrower"), hereby promises to pay on the Maturity Date under the Credit Agreement (defined below), to the order of WELLS FARGO CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million One Hundred Thousand Dollars ($5,100,000) or, if less, the aggregate unpaid principal amount of the Term Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of February 1, 2002 (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

         This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is given in replacement of and substitution for, but not in repayment of, the Borrower's Term Note dated as of February 1, 2002, in the original principal amount of $4,042,396. This Note is the Term Note referred to in the Credit Agreement. This
Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.



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         Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                        JENS' OIL FIELD SERVICE, INC.

                                        By: /s/ Munawar Hidayatallah
                                            ------------------------------------
                                            Munawar Hidayatallah
                                            Chairman of the Board and
                                            Chief Executive Officer

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